SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             July 1, 2014
                            Date of Report
                     (Date of Earliest Event Reported)

                       LIGHTSTONE TECHNOLOGIES INC.
            (Exact Name of Registrant as Specified in its Charter)

                      QUINCE RUN ACQUISITION CORPORATION
            (Former Name of Registrant as Specified in its Charter)

Delaware                       000-55063                    46-3590822
(State or other
jurisdiction             (Commission File Number)         (IRS Employer
of incorporation)                                      Identification No.)

                             Brudersweg 1,
                         57072 Siegen, Germany
                (Address of Principal Executive Offices)

                         215 Apolena Avenue
                  Newport Beach, California 92662
            (Former Address of Principal Executive Offices)

                        +49 176 76 409 251
                (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On July 2, 2014, Lightstone Technologies Inc. (formerly Quince Run Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 66.7% of the total outstanding 1,500,000 shares of common stock to Dr. Sergio Calqueiro.

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control.
If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On July 1, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop its business with a combination with a private company or through the development of its business plan. The Company anticipates that it will merge with an existing private company that has three German subsidiaries developing applications for a certain patented form of nuclear fusion the LENR technology). The LENR technology has the capacity to produce large amounts of cheap and clean electricity. The Company has built two prototype systems which produce electricity on demand. Other applications of the technology include the capacity to treat nuclear waste and reduce its half-life. The system takes nuclear waste, treats it and turns it into 100% uranium. The technology has also been applied to create a non-stick paint that is a paint to which nothing will adhere. Such a paint, for instance, could be used on ship bottoms to avoid marine growth on the hull, hospitals to reduce or eliminate adherence of bacteria to walls or other surfaces, and buildings to eliminate graffiti. The Company has not entered into any agreements or contracts and when and if it does so, it will file a Form 8-K.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On July 1, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On July 1, 2014, James McKillop resigned as the Registrant's vice president and director.

    On July 1, 2014 Dr. Sergio Calqueiro was named as the director of the Registrant and was appointed its President and sole officer.

    Dr. Sergio Calqueiro serves as the President and sole director of the Registrant. Dr. Calqueiro has experience in business and finance as well as medicine, energy and chemistry. From 2009-2012, Dr. Calqueiro has worked with Alante Financial Group to set up financial structures for various projects in Europe. His industry experience includes manufacturing, physics, cell chemistry, finance and medical research in organ cell preparations. In 2011 Dr. Calqueiro founded High Tech Concepts Marketing which shepherded storage system technology to provide economical storage systems for a massive amount of electricity. His company, with which he continues to work, has become the sales and marketing arm for Eco Energy Europe. Dr. Calqueiro holds a MBBCH degree from the University of the Witwatersrand, Johannesburg, RSA.

                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                             LIGHTSTONE TECHNOLOGIES INC.

Date: July 7,  2014          /s/ Dr. Sergio Calqueiro
                             President